Merlin Software Technologies International, Inc.

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

PROMISSORY NOTE

U.S. $266,100 Date: March 1, 2002

Burnaby, British Columbia

1. Amount. Merlin Software Technologies International, Inc., a Nevada corporation having its principal place of business located at Suites 200 and 201, 4199 Lougheed Highway, Burnaby, British Columbia V5G 3Y6 ("Borrower"), for value received, hereby promises to pay to the order of SDS Merchant Fund, LP, a Delaware Limited Partnership having its principal place of business at One Sound Shore Drive, Greenwich, Connecticut 06830 ("Lender"), the amount of Two Hundred Sixty-six Thousand One Hundred U.S. Dollars (US $266,100) (the "Principal"), plus an annual interest on the Principal of 10 Percent (10%) (the "Interest").

2. Payment. Any unpaid Principal and Interest on this Promissory Note will become due and payable 228 days following the date of this Note. At such time the Borrower shall repay the unpaid Principal and accrued Interest on this Promissory Note. All such payments shall be made in same day funds denominated in United States Dollars.

3. Prepayment. The Borrower may prepay without penalty all or any portion of the sums owed hereunder.

4. Conversion Option. The Lender may, at its option, elect to convert all or a portion of the outstanding principal amount of this Note, plus all accrued but unpaid interest thereon into debt or equity securities of the Borrower issued after the date hereof at a conversion price equal to one hundred ten percent (110%) of the outstanding principal amount of the Note plus any accrued interest thereon being converted.

5. Presentment. The Borrower (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of any kind respecting this Promissory Note; (ii) agrees that the Lender or any holder hereof, at any time or times, without notice to the Borrower or without the Borrower's consent, may grant extensions of time, without limit as to the number or the aggregate period of such limit, as well as extensions for the payment of any principal or interest; and (iii) agrees that this Promissory Note shall be binding upon the Borrower and the Borrower's successors and assigns.

6. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

7. Severability. In the event any one or more of the provisions contained in this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Lender or any holder hereof, not affect any other provision of this Promissory Note, but this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Modification. This Promissory Note may only be modified by an agreement in writing executed by the Borrower and Lender. The Borrower has the full power, authority and legal right to execute and deliver this Promissory Note, and represents that this Promissory Note constitutes a valid and binding obligation of the Borrower.

9. Waivers. Any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

10. Enforcement Expenses. The Borrower agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

11. Terms Defined. The terms "Borrower" and "Lender" as used in this Promissory Note shall include their respective heirs, executors, personal representatives, successors and assigns.

12. Binding Effect. The obligations of the Borrower and the Lender set forth herein shall be binding upon the successors and assigns of each such party.

13. Controlling Law. This Note shall be governed by the laws of the United States of America and the State of New York, without regard to the principles of conflicts laws of those jurisdictions.

Merlin Software Technologies International, Inc.

A Nevada Corporation

By: /s/ Robert Heller
Robert Heller
President and CEO